UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 27, 2013

Commission File Number:  1-33001

Enova Systems, Inc.
(Exact name of small business issuer as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)
95-3056150
(IRS Employer Identification No.)

2945 Columbia Street, Torrance, California 90503
(Address of principal executive offices)

310-483-9883
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 27, 2013, the Board of Directors (the "Board") of Enova Systems, Inc. ("Enova") approved amendments to Enova's 2006 Equity Compensation Plan (the "Plan") (a) to increase the number of shares authorized for issuance thereunder from 3,000,000 shares to 9,000,000 shares and (b) to increase the number of shares of common stock that may be issued to an individual in any calendar year from 500,000 shares to 5,000,000 shares.

Additionally, on August 27, 2013, the Board approved the grant to John Micek, the President and Chief Executive Officer of Enova, of an option to purchase 4,400,000 shares of the Common Stock of Enova at an exercise price of $0.02 per share. The vesting of such option was made conditional upon the Board approving, and Enova entering into definitive agreements covering and thereafter consummating, (x) a sale of all or substantially all of Enova's assets or (y) the acquisition of Enova by another entity by means of a merger, share exchange, tender offer or other similar transaction or (z) the acquisition by Enova of another entity by means of a merger, share exchange, tender offer or other similar transaction.

A copy of the press release relating to the foregoing is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated August 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

Date:   August 29, 2013
By:	/s/ John Micek

Name: John Micek
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated August 29, 2013